TEMPUR PEDIC INTERNATIONAL INC.

UNITED KINGDOM APPROVED SHARE OPTION SUB PLAN

TO THE 2003 EQUITY INCENTIVE PLAN

Her Majesty’s Revenue and Customs Reference: X23169/GWW

Adopted by the Committee on ________________

Approved by Her Majesty’s Revenue and Customs on ________________

KPMG
1 Puddle Dock
LONDON
EC4V 3PD

RULES OF THE TEMPUR PEDIC INTERNATIONAL INC. UNITED
KINGDOM APPROVED SHARE OPTION SUB PLAN TO THE 2003 EQUITY
INCENTIVE PLAN

INDEX

1.	Definitions	3

2.	Grant of Options	7

3.	Limitations on Grants	8

4.	Exercise of Options	9

5.	Acquisitions, Change of Control and Option Exchanges	11

6.	Variation of Share Capital	12

7.	Manner of Exercise of Options	12

8.	Administration and Amendment	15

9.	Miscellaneous	16

Index

RULES OF THE TEMPUR PEDIC INTERNATIONAL INC. UNITED
KINGDOM APPROVED SHARE OPTION SUB PLAN TO THE 2003 EQUITY
INCENTIVE PLAN

1.	Definitions

1.1	As used in this Plan, the following terms and phrases shall have the following meanings:

“Act” means the UK Income Tax (Earnings and Pensions) Act 2003;

“Acquiring Company” means, where the conditions of paragraph 26(2) of Schedule 4 are met, such company as shall be at any time the “acquiring company” as defined in that paragraph;

“Acquisition” means a merger or consolidation of the Company with or into another person or the sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions;

“Adoption Date” means the earlier of the date on which the Main Plan was adopted by the Board and the date on which the Main Plan was approved by the Company’s shareholders;

“Affiliate” means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company;

“Approval Date” means the date upon which Her Majesty’s Revenue and Customs approves the Plan;

“Associated Company” means has the same meaning as in paragraph 35(1) of Schedule 4;

“Board” means the board of directors of the Company;

“Change of Control” means the occurrence of any of the following after the date of the approval of the Main Plan by the Board:

(a)
an Acquisition, unless securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately prior to that transaction, or

(b)
any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect from time to time) directly or indirectly acquires beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the said Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders that the Board does not recommend such shareholders accept, other than:

(i)	the Company or an Affiliate;

(ii)	an employee benefit plan of the Company or any of its Affiliates;

(iii)	a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates; or

(iv)	an underwriter temporarily holding securities pursuant to an offering of such securities; or

Index

(c)
over a period of 36 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either:

(i)	have been Board members continuously since the beginning of that period; or

(ii)
have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in sub-point (c)(i) above who were still in office at the time that election or nomination was approved by the Board; or

(d)	a majority of the Board votes in favour of a decision that a Change in Control has occurred;

“Committee” means the compensation committee of the Board, which in general is responsible for the administration of the Main Plan and for any period during which no such committee is in existence “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board;

“Company” means:

(a)	Tempur Pedic International Inc. a corporation organized under the laws of the State of Delaware;

(b)	in relation to New Options granted pursuant to Rule 2.2 save for the purposes of Rules 2, 3 and 8.2 the Acquiring Company; or

(c)	some other company falling within sub-paragraph (b) or sub-paragraph (c) of paragraph 14 of Schedule 4 over whose shares a New Option has been granted;

“Competitive Enterprise” means a business enterprise that engages in, or owns or controls a significant interest in, any entity that engages in the manufacture, sale or distribution of mattresses or pillows or other bedding products or other products competitive with the Company’s products and shall include, but not be limited to, the entities set out in any appendix to the Option Agreement, which may be amended from time to time upon notice to the Participant;

“Conversion Rate” means on any given day the average currency conversion rate quoted by the Wall Street Journal as the price for pounds sterling purchased with US dollars on the preceding day on which the New York Stock Exchange is open for business;

“Date of Grant” means the date on which an Option is granted as specified in the Option Agreement. Only if expressly so provided in the applicable Option Agreement shall the Date of Grant be the date on which the Option Agreement has been duly executed and delivered by the Company and the Participant;

“Eligible Employee” means any Group Employee who is required to devote substantially all his working time to the business of the Group (provided that in the case of a director, he is required to devote to his duties not less than 25 hours per week, excluding meal breaks) and is not precluded by paragraph 9 of Schedule 4 from participating in the Plan;

“Exercise Price” means the amount in US dollars (“Dollars”) as determined by the Company at the Date of Grant, which a Participant shall pay to acquire a Share on the exercise of an Option being, subject to Rule 2.2 and Rule 6, not less than 100% of the Market Value of a Share on the Date of Grant or not less than 110% of the Market Value of a Share on the Date of Grant if the Participant holds more than 10% of the total combined voting power of all classes of stock of the Company;

“Group” means the Company and its Subsidiaries and the phrase “Group Company” shall be construed accordingly;

“Group Employee” means an employee or an executive director of any Group Company;

Index

“Key Feature” means a provision of the Plan which is necessary to meet the requirements of Schedule 4;

“Main Plan” means the Tempur Pedic International Inc. 2003 Equity Incentive Plan;

“Market Value” means on any day an amount equal to the closing price of a Share as reported on the New York Stock Exchange for that day or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported, or if on that day the Shares are not so listed, the market value of a Share determined in accordance with Part VIII of the UK Taxation of Chargeable Gains Act 1992 and agreed in advance with HMRC Shares Valuation;

“New Option” means an option over shares meeting the requirements of sub-paragraphs 27(4)(a) to (d) of Schedule 4, granted in consideration for the release of a Subsisting Option within the periods specified in paragraph 26(3) of Schedule 4;

“NIC” means UK National Insurance Contributions;

“NIC Election” means an election in the form envisaged in Paragraph 3B(1) of Schedule 1 to the Social Security Contribution and Benefits Act 1992 as a result of which the secondary NIC liability, if any, in respect of the exercise of the Option becomes the Participant’s liability;

“Notice of Exercise” means the notice of exercise in such form as the Committee may determine from time to time;

“Option” means a right to acquire Shares granted or to be granted pursuant to Rules 2.1 or 2.2;

“Option Agreement” means the option agreement entered into by the Company and the Participant in such form as the Committee may determine from time to time;

“Other Option Plan” means any share option plan (other than this Plan) approved by Her Majesty’s Revenue and Customs under Schedule 4 and established by the Company or any Associated Company thereof;

“Participant” means a person who has been granted an Option or (where the context admits) his legal personal representative(s);

“Plan” means this Tempur Pedic International Inc. United Kingdom Approved Share Option Sub Plan to the Main Plan constituted and governed by the Rules with, and subject to, any amendments hereto properly effected;

“Redundancy” means the cessation of employment or office by reason of redundancy within the meaning of the UK Employment Rights Act 1996;

“Retirement” means the cessation of employment or office by reason of retirement at or beyond the age of 55;

“Rules” means the rules of the Plan as the same may be amended from time to time;

Index

“Schedule 4” means Schedule 4 to the Act;

“Share” means a share of common stock in the capital of the Company that meets the requirements to be ordinary share capital within the meaning of section 832(1) of the UK Income and Corporation Taxes Act 1988;

“Subsidiary” means a company which is under Tax Control of the Company;

“Subsisting Option” means an Option which has been granted and which has not lapsed, been surrendered, renounced or exercised in full;

“Tax Control” means has the same meaning as in section 840 of the UK Income and Corporation Taxes Act 1988.

1.2	In these Rules, except insofar as the context otherwise requires:

(a)	words denoting the singular shall include the plural and vice versa;

(b)	words importing a gender shall include every gender and references to a person shall include bodies corporate and unincorporated and vice versa;

(c)
reference to any enactment shall be construed as a reference to that enactment as from time to time amended, modified, extended or re-enacted and shall include any orders, regulations, instruments or other sub-ordinate legislation made under the relevant enactment;

(d)	words have the same meanings as in Schedule 4 unless the context otherwise requires; and

(e)	headings and captions are provided for reference only and shall not be considered as part of the Plan.

2.	Grant of Options

2.1
The Committee may in its absolute discretion select any number of individuals who shall at the intended Date of Grant be Eligible Employees and recommend the grant to them of Options. The Committee may also delegate to an executive officer or officers the authority to grant Options to Eligible Employees who are not officers in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Options may be granted subject to Rule 3 under this Plan by the Committee or by an executive officer or officers as provided above but in both cases not earlier than the Approval Date and not later than the tenth anniversary of the Adoption Date provided that the Shares satisfy the conditions specified in paragraphs 16 to 20 inclusive of Schedule 4 on the Date of Grant.

2.2
Where the circumstances noted in Rule 5.3 apply New Options may be granted within the terms of paragraph 26 of Schedule 4 in consideration for the release of Options. Such New Options are deemed to be equivalent to the old Options and to have been granted within the terms of this Plan.

2.3
No Option may be transferred, assigned or charged and any purported transfer, assignment or charge shall be void ab initio. For the avoidance of doubt, this Rule 2.3 shall not prevent the Option of a deceased Participant being exercised by his personal representative(s) within the terms of these Rules.

Index

2.4	An Option may be granted subject to a condition of exercise that the Participant is required to:

(a)	bear the cost of all or part of the secondary NIC, if any, which arises in respect of the exercise of the Option; and/or

(b)	enter into an NIC Election; or

(c)	accept that an NIC Election that has already been entered into will apply to the Option being granted in which case any secondary NIC due on the exercise of the Option shall be payable by or recoverable from that Participant in accordance with Rule 7.4 provided that the Committee, acting fairly and reasonably, may in its discretion at any time or times release the Participant from his liability or reduce his liability hereunder provided that where an NIC Election has been entered into between the relevant Group Company and that Participant any amendment to that election to reduce the Participant’s liability will require prior approval of Her Majesty’s Revenue and Customs.

Where an Option is granted subject to (b) or (c) above and at the date of exercise no valid NIC Election is in place then the Option shall be deemed to have been granted subject to (a) above.

2.5
Options shall be granted to an Eligible Employee by way of an Option Agreement. The Option Agreement shall specify the Date of Grant, the number of Shares subject to Option, the Exercise Price, details of when and how the Option may be exercised and, where this is a condition of exercise of the Option, that the Participant is liable to pay secondary NIC.

3.	Limitations on Grants

3.1
Any Option granted to an Eligible Employee shall be limited and take effect so that immediately following such grant he would hold Subsisting Options over Shares with an aggregate Market Value not exceeding £30,000, or such other limit specified in paragraph 6 of Schedule 4.

For the purpose of this Rule 3.1, Subsisting Options shall comprise Subsisting Options and subsisting options granted under all Other Option Plans.

For the purpose of this Rule 3.1 the Market Value of Shares shall be calculated in accordance with paragraph 6(3) of Schedule 4 (converted from US dollars to pounds sterling at the Conversion Rate applicable on each Date of Grant).

3.2
At no time shall the aggregate number of Shares issued pursuant to or subject to Subsisting Options granted under this Plan and subsisting awards granted under the Main Plan exceed 8,000,000 Shares or any other limit referred to in the Main Plan from time to time, subject to the provisions of Section 8 of the Main Plan. For the purposes of this Rule 3.2, if any Option granted under the Plan or option or stock appreciation right granted under the Main Plan expires, terminates or is cancelled for any reason without having been exercised in full or if any other award under the Main Plan is forfeited by the recipient, the Shares not purchased by the participant or optionee under the Main Plan or which are forfeited by the recipient under the Main Plan shall again be available for Options to be granted under the Plan and awards granted under the Main Plan. In addition, settlement of any award under the Main Plan shall not count against the foregoing limitations except to the extent settled in the form of Shares.

3.3
The aggregate number of Shares covered by Options under this Plan and awards under the Main Plan granted to any one person in any calendar year shall not exceed 25% of the limit referred to in Rule 3.2.

Index

4.	Exercise of Options

4.1
Subject to each of the succeeding rules of this Rule 4 and Rule 7 any Subsisting Option may be exercised by the Participant or, if deceased, by his personal representatives in whole or in part at the time of or at any time following the occurrence of the earlier of the following events:

(a)
the date or dates specified by the Company and stated in the Option Agreement, provided that the Subsisting Option (or part thereof) will only become exercisable on each such date if the Participant continues to be a Group Employee on that date;

(b)	upon an event giving a right of exercise in accordance with the provisions of Rule 5.

4.2	No Option may be exercised by a Participant at any time when he is precluded by paragraph 9 of Schedule 4 from participating in the Plan.

4.3	An Option shall lapse and become thereafter incapable of exercise on the earliest of the following events:

(a)	the tenth anniversary of the Date of Grant or such earlier date specified by the Company at the Date of Grant and stated in the Option Agreement;

(b)	where a Participant ceases to be a Group Employee by reason of death or disability, twelve months following such cessation;

(c)	where a Participant ceases to be a Group Employee for a reason not falling within Rule 4.3(b) (including cessation as a result of Redundancy or Retirement), three months following such cessation;

(d)	the surrender of the Option by the Participant;

(e)	on the dates determined in accordance with Rule 5.1;

(f)
where at any time within twelve months after ceasing to be a Group Employee by reason of disability or at any time within three months after ceasing to be a Group Employee for a reason not falling within Rule 4.3(b), in both cases any of the following occurs in relation to a Participant, the date the Participant enters into such an activity:

(i)	the Participant unreasonably refuses to comply with lawful requests for cooperation made the Board, the Company or its Affiliates;

(ii)
the Participant accepts employment or a consulting or advisory engagement with any Competitive Enterprise of the Company or its Affiliates or engages otherwise in competition with the Company or its Affiliates;

(iii)
the Participant acts against the interest of the Company or its Affiliates including recruiting or employing, or encouraging or assisting his new employer to recruit or employ an employee of the Company or its Affiliates, without the Company’s written consent;

Index

(iv)
the Participant fails to protect and safeguard while in his possession or control, or surrender to the Company upon termination of his employment or association with the Company or its Affiliates or such earlier time or times as the Board, the Company or any Affiliate may specify, all documents, records, tapes, disks and other media of every kind and description relating to the business, present or otherwise, of the Company and its Affiliates, and any copies, in whole or in part thereof, whether or not prepared by the Participant;

(v)
the Participant solicits or encourages any person or enterprise with which he has had business-related contact or who has been a customer of the Company or any of its Affiliates to use confidential information of the Company or any of its Affiliates for his own benefit or gain, or the Participant discloses or otherwise misuses confidential information or materials of the Company or any of its Affiliates (except as required by applicable law).

4.4
Military or sick leave or other bona fide leave shall not be deemed a cessation of employment or other association, provided that it does not exceed the longer of ninety (90) days and the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract.

5.	Acquisitions, Change of Control and Option Exchanges

5.1
In the event of an Acquisition in which Subsisting Options are not exercisable in full pursuant to Rule 5.2, any Subsisting Option shall nevertheless become exercisable in full if not replaced with New Options pursuant to Rule 5.3 and shall lapse after 6 months following the Acquisition. As to any one or more Subsisting Options which do not otherwise become exercisable in full by reason of such Acquisition, the Committee, acting fairly and reasonably, may also, either in advance of an Acquisition or at the time thereof, provide for such Subsisting Options to become exercisable in the event that the employment of the Participants should subsequently cease following the Acquisition.

5.2
Subject to the following, upon the occurrence of a Change of Control, Subsisting Options not otherwise exercisable shall become exercisable with respect to 50% of the Shares for which such Subsisting Options are not then exercisable. The provisions of this Rule 5.2 shall not apply: (i) in the case of any Option granted pursuant to an Option Agreement requiring other or additional terms upon a Change in Control (or similar event) or (ii) if specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges.

5.3
If a company obtains Tax Control of the Company in the circumstances specified in paragraph 26(2)(a) of Schedule 4, a Participant may, by agreement with that other company (the “Acquiring Company”), within the period referred to in paragraph 26(3)(a) of Schedule 4, release his Option (the “Old Option”) in consideration for the grant of a new option (the “New Option”) which satisfies the conditions that it:

(a)
is over shares in the Acquiring Company or some other company falling within subparagraphs (b) or (c) of paragraph 16 of Schedule 4, which satisfies the conditions specified in paragraphs 16 to 20 inclusive of Schedule 4;

(b)
is a right to acquire such number of shares as has on acquisition of the New Option an aggregate Market Value equal to the aggregate Market Value of the shares subject to the Old Option on its release;

(c)
has an exercise price per share such that the aggregate price payable on the complete exercise of the New Option equals the aggregate price which would have been payable on complete exercise of the Old Option, and is exercisable in the same manner as the Old Option and subject to the provisions of the Plan, and where appropriate the Main Plan, as it had effect immediately before the release of the Old Option.

Index

          The New Option shall, for all purposes of the Plan, be treated as having been acquired at the same time as the Old Option.

Where any New Options are awarded pursuant to this Rule 5.3, the provision of the Plan and where appropriate, the Main Plan, shall, in relation to the New Options, be construed as if references to the Company and to the Shares were references to the Acquiring Company or shares in that company or, as the case may be, to the other company over whose shares the New Option relates, and to shares in that other company.

Where, in accordance with Rule 5.3, Old Options are released and New Options granted, the New Options shall not be exercisable by virtue of the event by reason of which the New Options were granted.

6.	Variation of Share Capital

6.1
All of the Share numbers set forth in this Plan reflect the capital structure of the Company as at 23 December 2003. In the event of any variation of the share capital of the Company, including, but without prejudice to the generality of the preceding words, any capitalisation or open offer or any consolidation, sub-division or reduction of capital the number of Shares subject to any Option and the Exercise Price may be adjusted by the Committee in such manner as is in their opinion fair and reasonable provided that:

(a)	the aggregate Exercise Price payable on the exercise of the whole Option remains unchanged (except for minor changes caused by rounding);

(b)	at any time when the Plan remains approved by Her Majesty’s Revenue and Customs no adjustment shall take effect without the prior approval of Her Majesty’s Revenue and Customs;

(c)
at any time when the Plan remains approved by Her Majesty’s Revenue and Customs following the adjustment the Shares continue to satisfy the conditions specified in paragraphs 16 to 20 inclusive of Schedule 4.

Such variation shall be deemed to be effective, once Her Majesty’s Revenue and Customs approval has been given, from the record date at which the respective variation applied to other shares of the same class as the Shares. Any Options exercised within the period from the record date to the date when the Options are adjusted shall be treated as exercised with the benefit of the variation.

6.2
If an adjustment is made pursuant to Rule 6.1 above with the intention that the Plan shall cease to be approved by Her Majesty’s Revenue and Customs, the Company shall immediately notify Her Majesty’s Revenue and Customs.

Index

7.	Manner of Exercise of Options

7.1	No Option may be exercised whilst the Plan is approved by Her Majesty’s Revenue and Customs unless the Shares satisfy the conditions specified in paragraphs 16 to 20 inclusive of Schedule 4.

7.2
An Option shall be exercised in whole or in part by the Participant or, as the case may be, his personal representative and the exercise shall be effective on the date of receipt by the Company of a duly completed Notice of Exercise accompanied by the appropriate payment in the form of cash or a cheque payable to the order of the Company (or where a formal cashless exercise program has been authorised by the Company entailing the sale of Shares subject to an Option in a brokered transaction (other than to the Company) an agreement with the Company as agent for the Participant to sell or procure the sale of sufficient Shares acquired on exercise to pay an amount equal to the appropriate payment).

7.3
Subject to Rules 7.4 and 7.5, where an Option is exercised the number of Shares specified in the Notice of Exercise given in accordance with Rule 7.2 shall be allotted or transferred, as appropriate, credited as fully paid to the Participant within 30 days of the date of exercise and the Company shall deliver or cause to be delivered to the Participant or his agent a certificate or certificates for the number of Shares subject of the exercise other than those which the Participant has instructed shall be sold on his behalf by the Company. Save for any rights determined by reference to a record date preceding the date of allotment or transfer, such Shares shall rank pari passu with the other shares of the same class then in issue.

Notwithstanding the preceding provisions of this Rule 7.3, if, at any time, in the reasonable opinion of the Company, the issuance or transfer of Shares may constitute a violation of law, then the Company may delay such issuance or registration of transfer of such shares and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance or transfer would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(a)	the Shares are at the time of the issue or transfer of such Shares effectively registered under the Securities Act of 1933;

(b)
the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws; or

(c)
the Participant shall have made such written representation to the Company (upon which the Company may reasonably rely) as the Company may deem necessary or appropriate for the purpose of confirming that the issuance or transfer of such Shares will be exempt from the registration requirements of the Securities Act 1933 and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the Shares for his or her own account for the purpose of investment and not with a view to, or for the sale in connection with, the distribution of any such Shares.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

Index

7.4
If an Option is exercised and the Participant was required under Rule 2.4 to either bear the cost of all or part of the secondary NIC and/or to enter into an NIC Election then the Participant shall grant to the Company the irrevocable authority to withhold from his remuneration or any payment otherwise due to him (in so far as legally able to do so) and/or, as agent of the Participant and on his behalf, to sell or procure the sale of sufficient of the Shares subject to Option so that the aggregate of the amount withheld and the net proceeds payable to the Group Company are so far as possible equal to but not less than the amount of the secondary NIC for which the Participant is liable and the Company shall account to the Participant for any balance.

No Shares shall be allotted or transferred to the Participant until the Group Company has received payment. This Rule 7.4 shall not apply if the Participant pays to the Company in Pounds Sterling (whether by cheque or banker’s draft) the amount necessary to satisfy such liabilities or makes alternative arrangements to the satisfaction of his employer or former employer and the Company is informed by the Group Company that the arrangements are satisfactory.

7.5
If an Option is exercised and the Participant is liable to tax, duties or other amounts on such exercise and his employer or former employer being a Group Company is liable to make a payment to the appropriate authorities on account of that liability then the Participant shall grant to the Company the irrevocable authority to withhold from his remuneration or any payment otherwise due to him (in so far as legally able to do so) and/or, as agent of the Participant and on his behalf, to sell or procure the sale of sufficient of the Shares subject to Option so that the aggregate of the amount withheld and the net proceeds payable to the Group Company are so far as possible equal to but not less than the amount payable to the appropriate authorities and the Company shall account to the Participant for any balance.

No Shares shall be allotted or transferred to the Participant until the Group Company has received payment. This Rule 7.5 shall not apply if the Participant pays to the Company in Pounds Sterling (whether by cheque or banker’s draft) the amount necessary to satisfy such liabilities or makes alternative arrangements to the satisfaction of his employer or former employer and the Company is informed by the Group Company that the arrangements are satisfactory.

7.6	When an Option is exercised in part, the balance shall remain exercisable on the same terms as originally applied to the Option.

7.7
For so long as Shares are listed on the New York Stock Exchange, the Company shall apply for Shares in respect of which an Option has been exercised to be admitted for listing on the New York Stock Exchange, if they were not so admitted already.

Index

8.	Administration and Amendment

8.1
The Plan shall be administered by the Committee provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder.

8.2	The Board may from time to time amend these Rules provided that:

(a)	no amendment may materially adversely affect a Participant as regards an Option granted prior to the amendment being made except with the consent in writing of the Participant;

(b)
no amendment to any Key Feature shall have effect until approved by Her Majesty’s Revenue and Customs whilst the Plan is and is intended to remain approved by Her Majesty’s Revenue and Customs pursuant to Schedule 4; and

(c)
no amendment made with the intention that the Plan shall cease to be approved by Her Majesty’s Revenue and Customs shall take effect unless at the same time Her Majesty’s Revenue and Customs is notified of such amendment.

8.3
The Committee shall have complete authority to interpret the Plan. The Committee’s determinations made in good faith, acting fairly and reasonably, on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or Options granted under the Plan.

8.4
Any notice, demand, request or other communication under the Plan to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Option, at his residence address last filed with the Company and (ii) if to the Company, at its principle place of business, addressed to the attention of its treasurer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands, and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

8.5
The Company shall at all times during the term of the Plan in respect of Subsisting Options granted hereunder reserve or otherwise keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Subsisting Options and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

Index

9.	Miscellaneous

9.1
The Plan shall terminate upon the tenth anniversary of the Adoption Date or at any earlier time by the passing of a resolution of the Board. Termination of the Plan shall be without prejudice to the subsisting rights of Participants.

9.2
The rights and obligations of any individual under the terms of his office or employment with any Group Company shall not be affected by his participation in the Plan or any right which he may have to participate therein, and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment (whether lawfully or unlawfully) for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any Option under the Plan as a result of such termination.

9.3
A Participant shall, by participating in the Plan, waive any and all rights to compensation or damages in consequence of any loss of income tax relief under section 524 of the Act and/or any loss of relief or exemption from liability to primary NIC or secondary NIC as a result of the Plan losing approval under the Act and/or in consequence of the operation of the terms of this Plan.

9.4
The existence of any Option or Options shall not affect in any way the right or power of the Company or its shareholders to make or authorise any or all adjustments, recapitalisation, reorganisations, reductions of capital, purchase or redemption of its own shares in accordance with Company law of the State of Delaware or other changes in the Company’s capital structure or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

9.5
Neither the grant of an Option nor any benefit which may accrue to a Participant on the exercise of an Option shall form part of that Participant’s pensionable remuneration for the purposes of any pension scheme or similar arrangement which may be operated by any Group Company.

9.6
It is a condition of participation in this Plan that a Participant agree to the holding of information about him by the Company and that he authorise the Company and its agents and advisers to use such information according to these Rules for the purposes of this Plan. It is a further condition of participation in this Plan that each Participant agrees that data concerning his participation may be processed by agents of the Company wherever located and where necessary transmitted outside of the United Kingdom. Each Option Agreement shall contain statements to this effect.

9.7
The benefit of Rules 9.2 to 9.4 is given to the Company for itself and as trustee and agent of each Subsidiary. To the extent that this Rule benefits any company which is not a party to this Plan, the benefit shall be held on trust and as agent by the Company for such company and the Company may, at its discretion, assign the benefit of such Rules to such company.

9.8	The Plan and all Options granted under it shall be governed by and construed in accordance with the laws of the state of Delaware without regard to the conflict of laws principles thereof.